EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of the 22nd day of December, 1999 by and between ICG Communications, Inc. ("Employer" or the "Company") and William S. Beans, Jr. ("Employee").


                                 R E C I T A L S

         WHEREAS, the Company desires to employ Employee as provided herein; and

         WHEREAS, Employee desires to be employed by Employer as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed on a full-time basis by the Company or by such of its subsidiary or affiliate corporations as determined by the Company in such position as is designated by the Company, for the period and upon the terms and conditions hereinafter set forth.

         2. Duties. Employee shall serve as President and Chief Operating Officer ("COO") of the Company and shall report to the Chief Executive Officer. The initial list of employees who will report to Employee is attached as Exhibit
A. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Employer faithfully and to the best of his ability. Employee shall devote 100% of his working time to carrying out his obligations hereunder. During the Employment Period, and excluding any periods of vacation, holiday, personal leave and sick leave to which the Employee is entitled, the Employee shall devote the Employee's full business time, attention and ability to the business and affairs of the Company and shall use the Employee's best efforts to carry out the Employee's responsibilities faithfully and efficiently in a professional manner. It shall not be considered a violation of the foregoing for the Employee to (a) serve on corporate or civic boards approved in writing by the Company (which approval shall not be unreasonably withheld) or on charitable boards or committees, (b) deliver lectures or fulfill speaking engagements and (c) manage personal investments, so long as the activities referred to in clauses (a) through (c) above do not substantially interfere with the performance of the Employee's responsibilities as COO of the Company in accordance with this Agreement.



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


         3.   Compensation and Benefits.

              3.1 The Company shall pay Employee during the Term of his Agreement an annual base salary, payable bi-weekly. The annual base salary as President and COO will initially be Four Hundred Seventy Five Thousand Dollars ($475,000), which shall be effective as of December 22, 1999.

              3.2 In addition to the base salary, Employee will be eligible for an annual performance bonus in an exact amount to be determined by the Board of Directors of the Company or the Compensation Committee of the Board. The annual bonus will be determined in accordance with the bonus plan of the Company and will be based on objectives and goals set for the Company and Employee. Employee's annual bonus as President and COO is initially established at 70% of annual base salary (the "Targeted Annual Bonus") if all objectives and goals are met. Additional bonus dollars may be paid in accordance with the Company's bonus plan if Employee and the Company exceed his and its goals and objectives. The annual performance bonus is payable at the sole discretion of the Company and is contingent upon Employee being employed by the Company as of the date of the payment of the annual bonus. Notwithstanding the foregoing, Employee's annual performance bonus for 1999 will be One Hundred and Fifty Thousand Dollars ($150,000). $46,875.00 of the 1999 annual performance bonus, less applicable withholding taxes and other governmental obligations, has been paid; the remaining $103,125.00, less applicable withholding taxes and other government obligations, of the 1999 annual performance bonus will be paid to Employee when final bonuses for 1999 are paid to all employees.

              3.3 In addition to salary and bonus payments as provided above, the Company will provide Employee, during the Term of this Agreement, with the benefits of such insurance plans, hospitalization plans and other perquisites as shall be generally provided to employees of the Company at his level and for which Employee may be eligible under the terms and conditions thereof. Employee will also be entitled to all benefits provided under any directors and officers liability insurance or errors and omissions insurance maintained by the Company.

              3.4 Throughout the Term of this Agreement, the Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and the performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

              3.5 The Company may from time to time provide to Employee stock options pursuant to and subject to the terms and conditions of the Company's stock option plans. Initially, the Company will provide to Employee:
(1) 14,814 stock options under the Company's 1998 Stock Option Plan with an exercise price equal to the closing stock price of the Company's common stock on June 28, 1999 vesting over three years (34% after one (1) year and thereafter in equal quarterly installments over 24 months); (2) 135,186 non-qualified stock options with an exercise price equal to the closing stock price of the Company's common stock on June 28, 1999 vesting over three years(34% after one (1) year and thereafter in equal quarterly installments over 24 months); (3) 260,000 Share Price Appreciation Vesting non-qualified stock options with an exercise


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


price equal to the closing stock price of the Company's common stock on June 28, 1999 vesting based upon share price appreciation, in each case pursuant to the terms of a stock option agreement entered into between Employee and the Company;
(4) 240,000 Share Price Appreciation Vesting non-qualified stock options under the Company's 1998 Stock Option Plan with an exercise price equal to the closing stock price of the Company's common stock on December 22, 1999, vesting based upon share price appreciation, pursuant to the terms of a stock option agreement to be entered into between Employee and the Company; and (5) 100,000 stock options under the Company's 1996 Stock Option Plan with an exercise price equal to the closing stock price of the Company's common stock on December 22, 1999 vesting over three years (34% after one (1) year and thereafter in equal quarterly installments over 24 months), pursuant to the terms of a stock option agreement to be entered into between Employee and the Company.

              3.6 Employee will be entitled to a moving allowance of $50,000 to cover expenses incidentally incurred by Employee in moving his residence from New Jersey to the Denver, Colorado metropolitan area. In addition, the Company will reimburse Employee for taxes payable in respect of the reimbursement hereunder by paying additional amounts under this Section 3.7 so that the total amount paid under this Section 3.7 ("X") equals the $50,000 amount reimbursable to Employee under this Section 3.7 ("Reimbursement") divided by one (1) minus Employee's effective federal, state and local income tax rate ("TR") by use of the following formula: X=Reimbursement.
                         -------------
                           1 - TR

              3.7 Employee will be entitled to an executive life insurance policy in the amount of $1.5 million.

              3.8 The Company has advanced to Employee on his first day of employment $100,000, which will be repaid by Employee (a) in cash upon his voluntary resignation pursuant to Section 4 hereof or (b) as a deduction to any lump-sum payment made to Employee by the Company in connection with a termination of his employment hereunder. Notwithstanding the foregoing, if the Company reaches its revenue targets for fiscal year 2000, the loan will be forgiven.

              3.9 During the Term of this Agreement, the Company will lease, on Employee's behalf, a Mercedes Benz S500 or like vehicle.

         4. Term. The initial term of this Agreement will be for three (3) years commencing on December 22, 1999 ("Term"). Beginning on December 22, 2000, this Agreement will thereafter automatically renew from month-to-month such that there will always be two (2) years remaining in the Term, unless and until either party shall give at least sixty (60) days notice to the other of his or its desire to terminate this Agreement (in such case, the Term shall end upon the date indicated in such notice). The applicable provisions of Sections 6, 7, and 8 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the termination of this Agreement.



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


         5.   Termination.

              5.1 If Employee dies during the Term of this Agreement, this Agreement will terminate and the Company will pay the estate of Employee an amount equal to six (6) months salary. In addition, all stock options previously granted to Employee shall be 100% vested upon his death. The estate of Employee will be entitled to exercise all options for a period of one (1) year after the date of death of Employee in accordance with the plans and agreements relating to such options.

              5.2 If, during the Term of this Agreement, Employee is prevented from performing his duties by reason of illness or incapacity for one hundred forty (140 ) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days notice to Employee or his duly appointed legal representative. Employee will be entitled to all benefits provided under any disability plans of the Company. In addition, all stock options previously granted to Employee shall become 100% vested upon his termination of employment as a result of such illness or incapacity. Employee or his duly appointed legal representative will be entitled to exercise all options theretofore vested under the Stock Option Agreements for a period of one (1) year after the date of termination in accordance with the plans and agreements relating to such options.

              5.3  For the  purposes  of  this Agreement,  a "Change in Control"
of the Company shall mean and be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (Exchange Act)) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (b) at any time a majority of the directors of the Company are persons who were not nominated for election by the Board; (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (d) the Company shall sell or otherwise dispose of, in one transaction or a series of related transactions, assets aggregating more than 50% of the assets of the Company and its subsidiaries consolidated; or (e) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all the Company's assets. Upon the occurrence of a Change in Control, the Company shall pay Employee an amount equal to one (1) times the aggregate amount of his annual base salary plus his Targeted Annual Bonus plus the annual value of his benefits and perquisites. At the time of the occurrence of a Change in Control all options to purchase shares of the Company that have been granted to Employee pursuant to the Stock Option Agreements or the Company's stock option plans, but not yet vested, will immediately vest and Employee shall be entitled to exercise such options in accordance with the plans and agreements relating to such options. In addition, the Company or Employee may terminate this Agreement upon at least thirty (30) days notice at any time within one (1) year after the occurrence of a Change in Control of the Company.



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


              5.4  Employee  may  terminate this Agreement  upon at least thirty
(30) days notice upon the occurrence of a constructive dismissal of Employee. For the purposes of this Agreement, "constructive dismissal " shall mean, unless consented to by Employee in writing, any of the following actions by the
Company:

                   (i) any reduction in the annual salary of Employee or a material breach of this Agreement;

                   (ii) prior to  the occurrence  of a  Change in Control of the
                        Company, any requirement to relocate to another state or country, provided, however, that this provision shall not be applicable if the principal executive offices of the Company are being relocated to such state or country;

                   (iii)any  material  reduction  in  the  value  of  Employee's benefits plans and programs; and

                   (iv) a  new  Chief   Executive  Officer   is  appointed   who
                        materially reduces Employee's duties.

              5.5 The Company may terminate this Agreement immediately, for cause for gross negligence, intentional misconduct or the commission of a felony by Employee which could reasonably be expected to result in material damage to the Company, in which case all rights under this Agreement shall end as of the date of such termination.

              5.6  If  this  Agreement  is  terminated  by   the  Company  under
Section 4 or Section 5.3, or by Employee under Section 5.4, the Company shall pay Employee a termination fee in an amount equal to two (2) times the aggregate amount of his annual base salary plus his Targeted Annual Bonus plus the annual value of his benefits and perquisites. Such termination fee will be paid in a lump sum within fifteen (15) days from the date of termination. In addition, if the Company terminates this Agreement under Section 4, or the Company or Employee terminates this Agreement under Section 5.3 or Employee terminates this Agreement under Section 5.4, all options to purchase shares of the Company that have been granted to Employee pursuant to the Stock Option Agreements or the Company's stock option plans, but not yet vested, will immediately vest on the date of termination and Employee will be entitled to exercise all options held by Employee for a period of one (1) year after the date of termination in accordance with the plans and agreements relating to such options.

              5.7. The Company shall be responsible for any gross-up payment required to off-set any excise taxes placed on Employee if any payments made to Employee under this Section 5 are considered "parachute payments" (within the meaning of Section 280g of the Internal Revenue Code).


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



         6.   Non-Compete and Non-Interference.

              6.1 During the Term of this Agreement and, if Employee's employment with the Company is terminated under Section 4 or Section 5.3, for a period of twelve (12) months after such termination, Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of, a business that is engaged in the same business as the Company within any area constituting, during the term of Employee's employment or at the time Employee's employment is terminated, a Relevant Area. A "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty
(50) miles of, the legal boundaries or limits of any city within which the Company is engaged in business or in which the Company has publicly announced or privately disclosed to Employee that it plans to engage in business. If, within one (1) year of a Change of Control of the Company, Employee's employment is terminated by the Company under Section 4, this Section 6.1 shall not apply.

              6.2  During  the Term of  this  Agreement and for a  period of two
(2) years after termination of this Agreement, Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, or (iii) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement.

              6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and scope of the Company's business, the restrictions contained in this
Section 6 are fair and reasonable.

         7.   Confidential Information.

              7.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date ten (10) years from the date Employee's employment is terminated.

              7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing, tariffed or contractual terms, customer lists and prospect lists and other market information, with respect to any of the Company's business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.


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



              7.3 Employee agrees that he shall at no time during the Term of this Agreement or at any time thereafter disclose any Confidential Information to any person, firm, or corporation to any extent or for any reason or purpose or use any Confidential Information for any purpose other than the conduct of the Company's business.

              7.4 Any Confidential Information that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

              7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information then in his possession, whether prepared by him or not.

              7.6 Employee agrees that the covenants and agreements contained in this Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto.

         8. Injunctive Relief. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 6 or 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

         9. No Waiver. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

         10. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

         11. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by first class mail, postage prepaid, to the last known address of the recipient.

         12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.


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



         13. Assignment. Neither this Agreement nor any rights or duties hereunder may be assigned by Employee or the Company without the prior written consent of the other, such consent not to be unreasonably withheld.

         14. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

         15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

         16. Execution in Counterparts.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. Arbitration. Any dispute, controversy, or question arising under, out of, or relating to this Agreement (or the breach thereof) or, Employee's employment with the Company or termination thereof, shall be referred for arbitration in the State of Colorado to a neutral arbitrator selected by the Employee and the Company and this shall be the exclusive and sole means for resolving such dispute.

         18. Indemnification. In addition to any rights to indemnification to which Employee is entitled to under the Corporation's Articles of Incorporation and Bylaws, Company shall indemnify Employee at all times during and after the term of this Agreement to the maximum extent permitted under Delaware Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay Employee's expenses in defending any civil action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws for Employee's action or inaction on behalf of the Company under the terms of this Agreement. In connection herewith, if the Company has or obtains directors or officers insurance, so-called, Employee shall be covered by such policy to the same extent as the peer senior executives.

         19. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.




     [Remainder of Page Intentionally Left Blank. Signature Page to Follow]


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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                 /s/ William S. Beans, Jr.
                                                 -------------------------------
                                                 William S. Beans, Jr.

                                                 ICG COMMUNICATIONS, INC.

                                                 By: J. Shelby Bryan
                                                    ----------------------------
                                                 Name: J. Shelby Bryan
                                                 Title: Chairman and CEO


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



                        EXHIBIT A TO EMPLOYMENT AGREEMENT

                                     Between

                            ICG COMMUNICATIONS, INC.

                                       And

                              WILLIAM S. BEANS, JR.

          INITIAL LIST OF EMPLOYEES REPORTING TO WILLIAM S. BEANS, JR.:
          -------------------------------------------------------------




Mike Kallet
Executive Vice President - Product Development & Technology

Cindy Schonhaut
Executive Vice President - Government & External Affairs

James Washington
Executive Vice President - Network Services

Carla Wolin
Executive Vice President - People Services

Pamela Jacobson
Executive Vice President - Sales & Marketing


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